UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

SYNOPSYS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19807	56-1546236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

675 Almanor Ave.
Sunnyvale, California 94085
(Address of Principal Executive Offices) (Zip Code)

(650) 584-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2025, Synopsys, Inc. (“Synopsys”), ANSYS, Inc., a Delaware corporation (“Ansys”), and ALTA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Synopsys (“Merger Sub”), entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger, dated as of January 15, 2024 (the “Merger Agreement”), by and among Synopsys, Ansys and Merger Sub. Capitalized terms used herein without definition have the meanings specified in the Merger Agreement.

The Amendment changed the End Date (as defined in the Merger Agreement) to August 15, 2025 and provided that if, on August 15, 2025, certain closing conditions were not satisfied or waived, then either Synopsys or Ansys could extend the End Date to November 14, 2025.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement remains in full force and effect as originally executed on January 15, 2024. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 17, 2025, Synopsys completed its acquisition of Ansys pursuant to the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub was merged with and into Ansys (the “Merger”), with Ansys surviving the Merger as a wholly owned subsidiary of Synopsys.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Ansys (“Ansys Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to certain exceptions) was converted into the right to receive (i) 0.3399 (the “Exchange Ratio”) of a share of common stock, par value $0.01 per share, of Synopsys (the “Synopsys Common Stock”) (the “Stock Consideration”) and (ii) $199.91 in cash, without interest (the “Per Share Cash Amount,” and in the aggregate, the “Cash Consideration”), subject to applicable withholding taxes (the foregoing clauses (i) and (ii), collectively, the “Merger Consideration”). Because the aggregate number of shares of Synopsys Common Stock to be issued in connection with the Merger would have exceeded 19.9999% of the shares of Synopsys Common Stock issued and outstanding immediately prior to the Effective Time (the “Maximum Share Number”), (a) the Exchange Ratio was, pursuant to the terms of the Merger Agreement, reduced from the Exchange Ratio previously reported to the minimum extent necessary to ensure that the aggregate number of shares of Synopsys Common Stock issued in connection with the Merger did not exceed the Maximum Share Number and (b) the Per Share Cash Amount was, pursuant to the terms of the Merger Agreement, correspondingly increased from the Per Share Cash Amount previously reported to offset such adjustment. No fractional shares of Synopsys Common Stock will be issued in connection with the Merger, and Ansys stockholders will receive cash in lieu of any fractional shares, as specified in the Merger Agreement.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each in-the-money option to purchase shares of Ansys Common Stock that was held by a person who, as of immediately prior to the Effective Time, was no longer an employee or other service provider of Ansys or its subsidiaries (each, a “Specified Option”) was canceled and extinguished, and the holder thereof became entitled to receive an amount in cash as specified in the Merger Agreement and (ii) each out-of-the-money option held by a person who, as of immediately prior to the Effective Time, was no longer an employee or other service provider to Ansys or any of its subsidiaries (a “Canceled Option”) was canceled and extinguished for no consideration.

Pursuant to the Merger Agreement, as of the Effective Time, each option to purchase shares of Ansys Common Stock that was not a Specified Option or a Canceled Option was assumed by Synopsys and converted into an option to purchase, on the same terms and conditions as were applicable under such option, a number of shares of Synopsys Common Stock (rounded down to the nearest whole share) based on a conversion ratio equal to the sum of the Exchange Ratio plus the quotient obtained by dividing the Per Share Cash Amount by the volume weighted average trading price of Synopsys Common Stock for the five consecutive trading days ending on July 16, 2025 (the “Conversion Ratio”).

Pursuant to the Merger Agreement, as of the Effective Time, each outstanding Ansys restricted stock unit (“RSU”) that (i) was vested but not yet settled as of immediately prior to the Effective Time, (ii) was outstanding as of immediately prior to the Effective Time and was granted to a non-employee member of Ansys’ board of directors, (iii) vested effective as of the Effective Time in accordance with its terms, or (iv) was outstanding and not forfeited in accordance with its terms immediately prior to the Effective Time and held by a person who, as of immediately prior to the Effective Time, was no longer an employee or other service provider to Ansys or its subsidiaries (each, a “Specified RSU”) was canceled and extinguished, and the holder thereof became entitled to receive (x) the Merger Consideration on the same terms and conditions as outstanding shares of Ansys Common Stock and (y) an amount in cash equal to any accrued but unpaid dividend with respect to each RSU, with the number of shares of Ansys Common Stock subject to those RSUs that are performance-based to be determined based on the attainment of applicable performance metrics specified in the Merger Agreement.

Pursuant to the Merger Agreement, as of the Effective Time, each unvested RSU that was not a Specified RSU was converted into that number of Synopsys RSUs, rounded to the nearest whole share, equal to the product of (i) the number of shares of Ansys Common Stock subject to such RSU (and, for RSUs that are performance-based, such number of shares of Ansys Common Stock based on the attainment of the applicable performance metrics specified in the Merger Agreement), including any accrued but unpaid dividend thereon, multiplied by (ii) the Conversion Ratio. Any converted RSU will be subject to the same terms and conditions as were applicable to the underlying RSU immediately prior to the Effective Time, provided that for any RSU that was performance-based, the performance metrics applicable to such RSU do not apply following the Effective Time.

On March 17, 2025, Synopsys issued $10.0 billion of senior notes described in further detail in Item 1.01 in Synopsys’ Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 17, 2025.

Synopsys funded the Cash Consideration through a combination of cash on hand, proceeds from the issuance of senior notes and borrowings under the Term Loan Credit Agreement referred to in Item 2.03 below.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Synopsys’ Form 8-K, filed with the SEC on January 16, 2024, and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on February 13, 2024, Synopsys entered into a senior unsecured term loan credit agreement (the “Term Loan Credit Agreement”). On July 17, 2025, Synopsys borrowed the full $4.3 billion available under the Term Loan Credit Agreement to fund a portion of the Cash Consideration, to pay transaction fees and expenses related to the Merger, such as the incurrence of indebtedness by Synopsys or one of its subsidiaries, the use of proceeds as described in the Term Loan Credit Agreement and the payment of related fees, premiums and expenses, and to repay Ansys’ outstanding indebtedness.

The description of the Term Loan Credit Agreement is set forth under Item 1.01 in Synopsys’ Current Report on Form 8-K filed on February 14, 2024 (the “Prior Term Loan 8-K”), which description is incorporated herein by reference. In addition, the Credit Agreement was filed as Exhibit 2.2 to the Prior Term Loan 8-K and is incorporated herein by reference.

On July 17, 2025, Synopsys terminated the approximately $690 million in remaining commitments under the previously disclosed commitment letter for a bridge facility to fund the Merger, reducing total commitments for the bridge facility to $0.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2025, in accordance with the applicable provisions of Synopsys’ amended and restated bylaws, the Board of Directors (the “Board”) of Synopsys increased the size of the Board from nine to eleven directors and, pursuant to the Merger Agreement, appointed Dr. Ajei Gopal and Ravi Vijayaraghavan to serve as directors effective as of the Effective Time.  Dr. Gopal and Mr. Vijayaraghavan have not been appointed to serve on any committees.

Dr. Gopal served as President and Chief Executive Officer of Ansys from 2017 and on Ansys’ board of directors from 2011 until Ansys’ acquisition by Synopsys. Dr. Gopal also served as President and Chief Operating Officer of Ansys in 2016. From 2013 to 2016, Dr. Gopal was an operating partner at Silver Lake, a leading private equity technology investor. His employment at Silver Lake included a secondment as interim President and Chief Operating Officer at Symantec in 2016. From 2011 until 2013, he was Senior Vice President at Hewlett Packard Enterprise Company. Dr. Gopal has served on the board of directors of Fiserv, Inc. since 2024 and on the board of trustees of Carnegie Mellon University since 2022, and he previously served as a member of the board of directors of Citrix from September 2017 to October 2021.

Mr. Vijayaraghavan served as a director of Ansys from 2020 until Ansys’ acquisition by Synopsys and has been a senior partner at Bain & Company, Inc. (“Bain”) since 2008. He has held multiple senior roles with Bain, including serving as Director and Head of the Asia-Pacific Technology Practice from 2019 to 2024. From 2015 to 2020, Mr. Vijayaraghavan served on Bain’s Global Partner Compensation and Promotion Committee. Mr. Vijayaraghavan started his career with Bain in 1995 and is an expert and leader in Bain’s Mergers & Acquisitions and Private Equity practices.

Both Dr. Gopal and Mr. Vijayaraghavan will participate in Synopsys’ non-employee director program. Pursuant to such program, Dr. Gopal and Mr. Vijayaraghavan will each receive an annual cash retainer of $125,000, which is payable in advance in four equal payments prior to Synopsys’ regularly scheduled quarterly Board meetings and will be prorated in their first year of service. Further, Dr. Gopal and Mr. Vijayaraghavan will receive (i) an initial restricted stock award for shares of Synopsys common stock with a grant date fair market value of $350,000, which will vest in equal installments on the date immediately preceding each of the first three annual meetings following the date of grant, subject to continued Board service through each vesting date; and (ii) an interim restricted stock award for shares of Synopsys common stock with a grant date fair market value equal to a prorated portion of the annual award of $200,000, which will vest on the date immediately preceding the first annual meeting following the date of grant.

Neither Dr. Gopal nor Mr. Vijayaraghavan have any family relationship with any of Synopsys’ directors or executive officers or any persons nominated or chosen by Synopsys to be a director or executive officer. Furthermore, neither Dr. Gopal nor Mr. Vijayaraghavan have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K other than consideration received in connection with the Merger in accordance with the terms of the Merger Agreement.

In accordance with Synopsys’ customary practice, Synopsys is entering into its standard form of indemnification agreement with each of Dr. Gopal and Mr. Vijayaraghavan, which requires Synopsys to indemnify Dr. Gopal and Mr. Vijayaraghavan against certain liabilities that may arise as result of their status or service as directors. The description of Dr. Gopal’s and Mr. Vijayaraghavan’s indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to Synopsys’ Form 8-K filed on July 14, 2011, as Exhibit 99.2.

In connection with the Merger, immediately following the Effective Time, Janet Lee, Senior Vice President, General Counsel and Secretary of Ansys was appointed as Synopsys’ General Counsel and Corporate Secretary, succeeding John F. Runkel, Jr. in these positions. Mr. Runkel transitioned to the advisory role of Chief Legal Officer, and will continue in that role until January 31, 2026 (or such later date, as determined by Synopsys) to ensure a smooth transition. Mr. Runkel’s departure is a qualifying termination under Synopsys’ Executive Severance Benefit and Transition Plan such that he will be entitled to all the benefits set forth therein, subject to his execution of a separation and release agreement and compliance with certain restrictive covenants.

Item 7.01.	Regulation FD Disclosure.

On July 17, 2025, Synopsys issued a press release announcing the completion of its acquisition of Ansys. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including the information in Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

Financial statements, to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

1.1	Amendment to Agreement and Plan of Merger dated as of July 15, 2025, by and among Synopsys, Inc., ANSYS, Inc. and ALTA Acquisition Corp.
2.1
Agreement and Plan of Merger, dated as of January 15, 2024, by and among Synopsys, Inc., ANSYS, Inc. and ALTA Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Synopsys, Inc.’s Form 8-K filed on January 16, 2024).

4.1
Term Loan Facility Credit Agreement, dated February 13, 2024, by and among Synopsys, as borrower, the lenders party thereto, HSBC Securities (USA) Inc., and Bank of America, N.A., as co-syndication agents, Mizuho Bank, LTD., The Bank of Nova Scotia, TD Bank, N.A., Truist Bank, and Wells Fargo Bank, National Association, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders (incorporated by reference to Exhibit 2.2 to Synopsys, Inc.’s Form 8-K filed on February 14, 2024).

99.1	Press Release issued by Synopsys, Inc., dated July 17, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

Dated: July 17, 2025	By:	/s/ Sassine Ghazi
	Name:	Sassine Ghazi
	Title:	President and Chief Executive Officer